                                                                    EXHIBIT 24.1

                                  POWER OF ATTORNEY
                                  November 20, 2019

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Teofilo Raad as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for, in the name of, and on behalf of the undersigned, place and stead, in any and all capacities,
(i) to execute any and all filings required to be made by the undersigned in the undersigned's capacity as an officer or director or both of Pulmatrix, Inc.
pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934, as
amended (the "Exchange Act") (or any similar rule with respect to foreign exchanges) or any rule or regulation thereunder (including any amendment, supplement, and/or exhibit thereto), for, in the name of, and on behalf of the undersigned, (ii) to do and perform any and all acts for, in the name of, and on behalf of the undersigned which said attorney-in-fact determines may be necessary or appropriate to complete and execute any and all such filings, amendments, supplements, and/or exhibits, and any and all other document(s) in connection therewith, (iii) to file such filings, amendments, supplements, exhibits, and/or documents with any governmental office or agency, whether U.S., foreign, state or local government (including, without limitation, the U.S.
Securities and Exchange Commission and state securities administrators or commissions), or any stock exchange or stock quotation system (including, without limitation, The NASDAQ Capital Market), as may be required under applicable laws or rules and regulations of any stock exchange or stock quotation system, and (iv) to perform any and all other acts that, in the opinion of said attorney-in-fact and agent, may be of benefit to, in the best interest of, or legally required by or for the undersigned, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. The undersigned hereby acknowledges that the foregoing attorney-in-fact and agent, in serving in such capacity at the request of the undersigned, is not assuming any of the responsibilities of the undersigned to comply with Section 16 or Section 13(d)
of the Exchange Act and the rules and regulations promulgated thereunder.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports under Section 13 or Section 16 of the Exchange Act (or any similar rule with respect to foreign exchanges) or any rule or regulation thereunder (including any amendment, supplement, and/or exhibit thereto), unless earlier revoked by the undersigned in a signed writing delivered to Teofilo Raad.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed and effective as of the date first written above.

                                     /s/ Michelle S. Siegert
                                     ------------------------------------------
                                     Michelle S. Siegert